                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                            COAST OPERATING COMPANY

     The undersigned hereby executes and acknowledges the following Articles of Incorporation for the above-noted corporation.

                                       I.

     The name of the corporation is as follows:

                            COAST OPERATING COMPANY

                                      II.

     The natural person designated as the corporation's resident agent, the street address of the resident agent where process may be served upon the corporation and the mailing address of the resident agent are as follows:

                               K. MICHAEL LEAVITT
                               601 East Bridger Avenue
                               Las Vegas, Nevada 89101

                                      III.

     The corporation is authorized to issue one class of stock consisting of twenty-five thousand (25,000) shares of Common Stock, each share having a par value of ONE DOLLAR ($1.00).

                                      IV.

     Stockholders of the corporation shall have no preemptive right to acquire the corporation's unissued shares.

                                       V.

     The members of the governing board of the corporation are styled as directors. The governing board of the corporation shall consist of at least three (3) directors and no more than nine (9) directors. Subject to the foregoing minimum and maximum, the number of directors shall be subject to determination and change from time to time by duly adopted resolutions of the board of directors. The first board of directors shall consist of the following three (3) individuals with the street addresses noted:

NAME                                        STREET ADDRESS
- ----                                        --------------

MICHAEL GAUGHAN                             4000 West Flamingo Road
                                            Las Vegas, Nevada 89103

JERRY HERBST                                5195 Las Vegas Boulevard, S.
                                            Las Vegas, Nevada 89119

J. TITO TIBERTI                             1806 South Industrial Road
                                            Las Vegas, Nevada 89102

                                      VI.

     The name and street address of the incorporator executing these Articles of Incorporation are as follows:

NAME                                        STREET ADDRESS
- ----                                        --------------

KATHRYN A. KESSLER                          601 East Bridger Avenue
                                            Las Vegas, Nevada 89101

                                     VII.

     No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director; provided, however, that this Article does not eliminate, nor does it limit, the liability of a director or officer for any of the following:

     (a) Any act or omission which involves intentional misconduct, fraud or a knowing violation of law; or

     (b) The payment of distributions in violation of Nevada Revised Statutes
78.300 as it may be amended from time to time.

     Without limiting the foregoing, the limitation of liability provided for in this Article shall apply to the fullest extent permitted by the laws of the State of Nevada as they may exist at the time of the occurrence of any such alleged breach of fiduciary duty. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation of personal liability of a director or officer of the corporation for acts or omissions which occurred prior to such repeal or modification.

                                     VIII.

     A director or former director of the corporation who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit (including any action or suit by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as the corporation's or such other corporation's employee, agent or representative of a partnership, joint venture, limited-liability company, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent legally permissible under the laws of the State of Nevada, as they exist at the time such action, suit or proceeding is first threatened or commenced, against liabilities, losses, expenses (including attorneys' fees), judgments, fines and amounts paid or to be paid in settlement, actually and reasonably incurred or suffered by him in connection with such action, suit or proceeding. Any such indemnification shall not be exclusive of any other valid and enforceable right which such person may have or hereafter acquire, including, without limiting the foregoing, any valid and enforceable right of indemnification under any agreement, vote of stockholders or provision of law.

     If authorized by the corporation Bylaws or by resolution of the board of directors, a person other than a director or former director who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit (including any action or suit by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as the corporation's or such other corporation's employee, agent or representative of a partnership, joint venture, limitedliability company, trust or other enterprise, may be indemnified and held harmless by the corporation to the fullest extent legally permissible under the laws of the State of Nevada, as they exist at the time such action, suit or proceeding is first threatened or commenced, against liabilities, losses, expenses (including attorneys' fees), judgments, fines and amounts paid or to be paid in settlement, actually and reasonably incurred or suffered by him in connection with such action, suit or proceeding. Any such indemnification shall not be exclusive of any other valid and enforceable right which such person may have or hereafter acquire, including, without limiting the foregoing, any valid and enforceable right of indemnification under any agreement, vote of stockholders or provision of law.

     The expenses of the corporation officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. The provisions of the foregoing sentence do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     Any indemnification provided for in this Article, including any indemnification authorized by the corporation's Bylaws or by resolution of the board of directors, and the expense advance provided for in this Article shall continue as to any person whose status as a director, officer, employee, agent or representative has ceased and shall inure to the benefit of the heirs, executors and administrators of such person.

                                      IX.

     Any amendment of these Articles of Incorporation amending or eliminating any provision of this Article or Article VII or VIII of these Articles of Incorporation shall require the affirmative vote or written consent of stockholders holding not less than two-thirds (2/3) of the issued and outstanding stock of the corporation.

     IN WITNESS WHEREOF, the undersigned incorporator has executed and acknowledged these Articles of Incorporation on the acknowledgment date noted below.


                                /s/ Kathryn A. Kessler
                              ---------------------------------------
                              KATHRYN A. KESSLER


STATE OF NEVADA   )
                  ) ss:
COUNTY OF CLARK   )

     This instrument was acknowledged before me on September __, 1995 by KATHRYN
A. KESSLER as incorporator of COAST OPERATING COMPANY, a Nevada corporation.

                           CERTIFICATE OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                            COAST OPERATING COMPANY

                              A Nevada Corporation

                           CHANGING CORPORATION NAME

                                       TO

                         COAST HOTELS AND CASINOS, INC.

     The undersigned hereby certifies as follows:

     1. That she is the sole incorporator of COAST OPERATING COMPANY, a Nevada corporation.

     2. That the Articles of Incorporation of that corporation were filed in the Office of the Secretary of State of the State of Nevada on the 28th day of September, 1995.

     3. That she affirmatively declares that to the date of this Certificate, no stock of the corporation has been issued.

     4. That pursuant to Nevada Revised Statutes 78.380, Article I of the corporation's Articles of Incorporation is hereby amended to read as follows:

                                   ARTICLE I

          The name of the corporation is as follows:

          COAST HOTELS AND CASINOS, INC.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Articles of Incorporation this 5th day of October, 1995.

                                       /s/ Kathryn A. Kessler
                                       -----------------------------------
                                       KATHRYN A. KESSLER
                                       Sole Incorporator

STATE OF NEVADA   )
                  ) ss:
COUNTY OF CLARK   )

     This instrument was acknowledged before me on October 5, 1995 by KATHRYN A. KESSLER as the sole Incorporator of COAST OPERATING COMPANY, a Nevada corporation.

                                         /s/ Jonna Glenn
                                       -----------------------------------
                                       NOTARY PUBLIC

                          CERTIFICATION OF AMENDMENT

                                      TO

                           ARTICLES OF INCORPORATION

                                      OF

                        COAST HOTELS AND CASINOS, INC.

                       (formerly COAST OPERATING COMPANY)

                             A Nevada Corporation

     The undersigned hereby certifies as follows:

     1. That she is the sole incorporator of COAST HOTELS AND CASINOS, INC. (formerly COAST OPERATING COMPANY), a Nevada corporation.

     2. That the Articles of Incorporation of said corporation were filed in the office of the Secretary of State of the State of Nevada on the 28th day of September, 1995.

     3. That she affirmatively declares that to the date of this Certificate, no stock of the corporation has been issued.

     4. That pursuant to Nevada Revised Statutes 78.380 and Nevada Gaming Commission Regulation 15.5000.1, Article III of the corporations Articles of Incorporation is hereby amended to read as follows, and the following Article X is hereby added to the corporation's Articles of Incorporation:


                                  ARTICLE III

          The corporation is authorized to issue one class of stock consisting of twenty-five thousand (25,000) shares of Common Stock, each share having a par value of ONE DOLLAR ($1.00).

          The corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or-securities shall be deemed not to be issued and outstanding until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission or (2) the Nevada Gaming Commission shall, be affirmative action, validate said issuance or waive any defect in said issuance.

          No stock or securities issued by the corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission or (2) the Nevada Gaming Commission shall, be affirmative action, validate said transfer or waive any defect in said transfer.

          If the Commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them, (a) the corporation shall not be required or permitted to pay any dividend or interest with regard to the securities,
     (b) the holder of such securities shall not be entitled to vote on any matter as the holder of such securities and such securities shall not for any purposes be included in the securities of the corporation entitled to vote and (c) the corporation shall not pay any remuneration in any form to the holder of the securities.

                                   ARTICLE X

          The nature of the business and objects and purposes proposed to be transacted, promoted or carried on by the corporation are as follows:

               (a) To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and of the United States of America.

               (b)  To engage in any lawful activity.


     IN WITNESS WHEREOF, the undersigned has executed this Certification of Amendment to Articles of Incorporation this 9th day of October, 1995.


                                         /s/ Kathryn A. Kessler
                                       -----------------------------------
                                       KATHRYN A. KESSLER
                                       Sole Incorporator

STATE OF NEVADA    )
                   ) ss:
COUNTY OF CLARK    )

     This instrument was acknowledged before me on October 9, 1995 by KATHRYN A. KESSLER, as the sole Incorporator of COAST HOTELS AND CASINOS, INC. (formerly COAST OPERATING COMPANY), a Nevada corporation.


                                         /s/ Jonna Glenn
                                       -----------------------------------
                                       NOTARY PUBLIC

                                       3